EXHIBIT 3(B)

                           CERTIFICATE OF CONTINUANCE

                            SEVEN SEAS PETROLEUM INC.

            I hereby certify that the above-mentioned corporation was continued into Yukon, as set out in the attached Articles of Continuance, under section 190 of the Business Corporation Act.

Corporate Access Number:25327                               M. Richard Roberts
Date of Continuance:1996-08-12                       Registrar of Corporations
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YUKON
JUSTICE
                            BUSINESS CORPORATIONS ACT
                                  (Section 190)
                                                                       Form 3-01

                                                         ARTICLES OF CONTINUANCE
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1.    Name of Corporation:

      SEVEN SEAS PETROLEUM INC.
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2.    The classes and any maximum number of shares that the Corporation is authorized to issue:

      See attached Schedule A
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3.    Restrictions, if any, on share transfers:

      N/A
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4.    Number (or minimum or maximum number) of Directors:

      Minimum three and maximum of fifteen. The number of directors shall be determined by resolution of the board of directors and set out in the notice calling the meeting of shareholders provided that the number of directors may not be less than the minimum number nore more than the maximum number of directors set out in the articles.
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5.    Restrictions if any on businesses the Corporation may carry on:

      The Corporation is restricted from carrying on the business of a railway, steamship, air transport, canal, telegraph, telephone or irrigation company.
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6.    If change of name effected, previous name:

      N/A
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7.    Details of Incorporation:

      British Columbia, June 29, 1995, Incorporation No. 499793
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8.    Other provisions if any:

      (a) Shareholders meetings may be held in Vancouver, British Columbia; Calgary, Alberta; Toronto, Ontario; or Houston, Texas

      (b) The directors may, between annual general meetings, appoint one or more additional directors of the Corporation, to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed one-third of the number of directors who held office at the expiration of the last annual general meeting of the Corporation.
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9.    Date                   Signature                    Title

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                                  SCHEDULE "A"

                         TO THE ARTICLES OF AMENDMENT OF

                           SEVEN SEAS PETROLEUM, INC.

The Corporation is authorized to issue an unlimited number of shares and the authorized capital of the Corporation is to be divided into common shares and Class A Preferred shares which shall have the following rights and conditions:

COMMON SHARES

    The holders of the common shares shall be entitled:

(a) To vote at all meetings of shareholders of the Corporation except meetings at which only holders of a specified class of shares are entitled to vote;

(b) To receive, subject to the rights of the holders of another class of shares, any dividend declared by the Corporation; and

(c) To receive, subject to the rights of the holders of another class of shares, the remaining property of the Corporation on the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

CLASS A PREFERRED SHARES ISSUABLE IN SERIES

    The Class A Preferred Shares of the Corporation shall have the rights and shall be subject to the restrictions, conditions and limitations as follows:

(a) The Corporation may issue Class A Preferred Shares in one or more series;

(b) The directors may by resolution authorize Articles of Amendment of the Corporation fixing the number of shares in, and determining the designation of the shares of, each series of Class A Preferred Shares;

(c) The directors may by resolution authorize Articles of Amendment of the Corporation creating, defining and attaching special rights and restrictions to the shares of each series.

CLASS A PREFERRED SHARES - SERIES 1

    The first series of Class A Preferred shares of the Corporation shall consist of an unlimited number of shares and shall be designated as the Class A Preferred Shares - Series 1
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(the "Class A Preferred Shares - Series 1"). The rights, privileges, restrictions and conditions attaching to the Class A Preferred Shares - Series 1 are as follows:

    (a) each Class A Preferred Share Series 1 shall entitled the holder thereof to receive notice of, to attend and to vote at general meetings of the members of the Company on the basis of one vote per share held;

    (b) subject to Article 23.2(e) below, each Class A Preferred Share Series 1 shall be convertible, at the option of the holder thereof, into common shares of the Company (the "Common Shares") on the basis of one Common Share for each Class A Preferred Share Series 1 held at any time and from time to time after the date of issuance of such share and up to 5:00 o'clock in the afternoon, Vancouver time, on the earlier of:

        (i) the fifth business day after the day on which a receipt is issued for a final prospectus qualifying the conversion of Class A Preferred Shares Series 1 into Common Shares by the last of the securities commissions of British Colombia, Ontario and Alberta to issue such a receipt; or

        (ii) one year from the date of issuance of such Class A Preferred Shares Series 1;

        (the "Deemed Conversion Date");

        (c) subject to Article 23.2(e) below, each outstanding Class A Preferred Share Series 1 shall be automatically converted into one Common Share immediately prior to 5:00 o'clock in the afternoon, Vancouver time, on the Deemed Conversation Date;

        (d) Before any holder of Class "A" Preferred Shares Series 1 shall be entitled to convert the same into Common Shares, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the Registered Office of the Company and shall give written notice to the Company at its Registered Office of the election to convert the same and shall state therein the name or names in which the certificate or certificates for Common Shares are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver to such holder of Class A Preferred Shares Series 1, or to the nominee or nominees or such holder, a certificate or certificates for the number of Common Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to 5:00 o'clock in the afternoon, Vancouver time, on the date of such surrender of Class A Preferred Shares Series 1 to be converted, and the person or persons entitled to receive Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares as of such date;

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        (e) The number of Common Shares into which the Class A Preferred Shares
            Series 1 shall convert shall be subject to adjustment from time to time as follows:

            (i) if and whenever at any time from the date hereof and prior to
                5:00 o'clock in the afternoon, Vancouver time, on the Deemed Conversion Date, the Company shall:

                A. subdivide, redivide or change its outstanding Common Shares into a greater number of shares;

                B. reduce, combine or consolidate its outstanding Common Shares into a smaller number of shares, or

                C. issue Common Shares or securities exchangeable or convertible to Common Shares ("Convertible Securities") to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend or other distribution;

                the number of Common Shares into which a Class A Preferred Share Series 1 shall convert shall each be adjusted immediately after the effective date of the events referred to in A. and B. above or the record date for the issue of the Common Shares or the Convertible Securities referred to in C. above by multiplying the number of Common Shares theretofore obtainable on the conversion of the Class A Preferred Shares Series 1 by a fraction of which the numerator shall be the total number of Common Shares outstanding immediately after such date or, in the case of the issue of convertible securities the total number of Common Shares outstanding immediately after such date plus the total number of Common Shares issuable upon conversion or exchange of such convertible securities and the denominator shall be the total number of Common Shares outstanding immediately prior to such date. Such adjustment shall be made successively whenever any event referred to in this subsection shall occur and any issue of Common Shares or convertible securities by way of a stock dividend is deemed to have occurred on the record date for such dividend for the purpose of calculating the number of outstanding Common Shares under this subsection;

           (ii) if and whenever at any time from the date hereof and prior to 5:00 o'clock in the afternoon, Vancouver time, on the Deemed Conversion Date, there is a reclassification or redesignation of the Common Shares or a capital reorganization of the Company other than as described in Article 23.2(e)(i) or a consolidation, arrangement, amalgamation or merger of the Company with or into any other body corporate, trust, partnership or other entity, or a sale or conveyance of the

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                property and assets of the Company as an entirety or
                substantially as an entirety to any other body corporate, trust, partnership or other entity, any holder of Class A Preferred Shares Series 1 who has not exercised his right of conversion prior to the effective date of such reclassification, redesignation, capital reorganization, consolidation, arrangement, amalgamation, merger, sale or conveyance, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, in lieu of the number of Common Shares then sought to be acquired by him, the number of shares or other securities or property of the Company or of the body corporate, trust, partnership or other entity resulting from such merger, amalgamation, arrangement, or consolidation, or to which such sale or conveyance may be made, as the case may be, that such shareholder would have been entitled to receive on such reclassification, redesignation, capital reorganization, consolidation, arrangement, amalgamation, merger, sale or conveyance, if, on the record date or the effective date thereof, as the case may be, such holder of the Class A Preferred Shares Series 1 had been the registered holder of the number of Common Shares receivable upon the conversion of Class A Preferred Shares Series 1 then held. If determined appropriate by the Company to give effect to or to evidence the provisions of this subsection, the Company, its successor, or such purchasing body corporate, partnership, trust or other entity, as the case may be, shall, prior to or contemporaneously with any such reclassification, redesignation, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance, enter into an agreement which shall provide, to the extent possible, for the application of the provisions set forth in these Articles with respect to the rights and interests thereafter of the holders of the Class A Preferred Shares Series 1 to the end that the provisions set forth in these Articles shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any shares, other securities or property to which a holder of the Class A Preferred Series 1 is entitled on the exercise of his conversion rights thereafter. Any agreement entered into between the Company, any successor to the Company or such purchasing body corporate, partnership, trust or other entity and the holders of the Class A Preferred Shares Series 1 shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Article 23.2 and which shall apply to successive reclassifications, redesignations, capital reorganizations, consolidations, arrangements, amalgamations, mergers, sales or conveyances;

          (iii) in any case in which this Article 23.2 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such

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                event, issuing to the holder of any Class A Preferred Share
                Series 1 converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Company shall deliver to such shareholder an appropriate instrument evidencing such shareholder's right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares which may be acquired upon the conversion of Class A Preferred Shares Series 1 declared in favor of holders of record of Common Shares on and after the date of conversion or such later date as such shareholder would, but for the provisions of this subsection
                (iii), have become the holder of record of such additional Common Shares pursuant to this Article 23.2;

           (iv) the adjustments provided for in this Article 23.2(e) in the number of Common Shares and classes of securities which are to be received on the conversion of Class A Preferred Shares Series 1, are cumulative. After any adjustment pursuant to this Article 23.2(e), the term "Common Shares" where used in this Article
                23.2 shall be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this Article 23.2(e), a holder of Class A Preferred Shares Series 1 is entitled to receive upon the exercise of his Class A Preferred Shares Series 1, and the number of Common Shares indicated by any conversion made pursuant to a Class A Preferred Share Series 1 shall be interpreted to mean the number of Common Shares or other property or securities a holder of Class A Preferred Shares Series 1 is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this Article 23.2(e), upon the full exercise of a Class A Preferred Share Series 1;

            (v) in the event of any question arising with respect to the adjustments provided for in this Article 23.2(e) such question shall be conclusively determined by the Company's auditors who shall have access to all necessary records of the Company, and such determination shall be binding upon the Company, all holders of Class A Preferred Shares Series 1 and all other persons interested therein;

           (vi) as a condition precedent to the taking of any action which would require an adjustment in the conversion right attaching to the Class A Preferred Shares Series 1, the Company shall take any corporate action which may, in the opinion of counsel, be necessary in order that the Company has unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares which the holders of

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                such Class A Preferred Shares Series 1 are entitled to receive on the full conversion thereof in accordance with the provisions hereof;

          (vii) if and whenever at anytime prior to 5:00 o'clock in the afternoon, Vancouver time, on the Demand Conversion Date, the Company shall take any action affecting or relating to the Common Shares, other than any action described in this Article, which in the opinion of the directors would prejudicially affect the rights of any holders of Class A Preferred Shares Series 1, the conversion rights in effect on any date attaching to the Class A Preferred Shares Series 1 will be adjusted by the directors in such manner, if any, and at such time, as the directors may, in their sole discretion, determine to be equitable in the circumstances to such holders of Class A Preferred Shares Series 1;

         (viii) all shares of any class, other securities which a holder of Class A Preferred Shares Series 1 is at the time in question entitled to receive on the conversion of Class A Preferred Shares Series 1, whether or not as a result of adjustments made pursuant to this Article 23.2(e), shall for the interpretation of this Article 23.2, be deemed to be shares and other securities which such holder of Class A Preferred Shares Series 1 is entitled to acquire pursuant to the Class A Preferred Shares Series 1;

           (ix) the Company shall from time to time immediately after the occurrence of an event which requires an adjustment or readjustment as provided in this Article 23.2(e) deliver a certificate of the Company to the holders of the Class A Preferred Shares Series 1 specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate and the amount of adjustment specified therein shall be verified by the holders of the Class A Preferred Shares Series 1;

        (f) no dividends shall be declared or payable on the Class A Preferred Shares Series 1;

        (g) the Class A Preferred Shares Series 1 shall not, in the event of liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, entitle the holders thereof to participate in the distribution of the assets of the Company pursuant to the liquidation, dissolution or winding up; and

        (h) in the event that any Class A Preferred Shares Series 1 are converted pursuant to this Article 23.2, the shares so converted shall be cancelled and may not be reissued by the Company.

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